Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2020 First Half Financial Results

MIDDLEFIELD, OHIO, July 22, 2020◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2020 first half and second quarter ended June 30, 2020.

2020 First Half Financial Highlights versus 2019 First Half (unless noted):

•	Net interest income up 1.3% to $20.8 million

•	Noninterest income increased 5.7% to $2.6 million

•	Net income totaled $4.0 million and included a $3.4 million increase in the year-to-date provision for loan losses as a result of the COVID-19 crisis

•	Book value per share was up 6.7% to a record $22.09 per share

•	Tangible book value(1) per share was up 7.7% to $19.42 per share

•	Total loans increased 11.2% to $1.11 billion

•	Approved 1,343 PPP applications for $142.7 million during the second quarter

•	Net charge-offs declined 37.1% to $0.3 million

•	Second quarter provision was $1.0 million, compared to $2.7 million for the first quarter

•	Allowance for loan losses to nonperforming loans was 104.2%, compared to 68.1% for the same period last year

•	Equity to assets increased slightly to 10.5%

Thomas G. Caldwell, President and Chief Executive Officer, stated: “We continue to focus on protecting our customers and employees, while helping our communities respond to the unprecedented challenges created by the COVID-19 pandemic. After temporarily restricting walk-in transactions in our bank lobbies in late March, all our branches reopened for lobby banking during the second quarter. We have implemented safeguards to ensure we are doing our part to protect the health and well-being of our communities. This includes requiring all employees to wear masks, limiting the number of customers allowed in our branches at one time, encouraging customers to social distance, installing partitions to limit exposure, offering special lobby hours for at-risk customers, and allowing employees to work from home. I am extremely pleased with how our team and customers have responded to the operational adjustments we have made because of the pandemic.”

Mr. Caldwell continued, “At the same time we were adapting the Bank to operate safely throughout the COVID-19 pandemic, we quickly implemented our Paycheck Protection Program (“PPP”) process. During the second quarter, we successfully secured $142.7 million for 1,343 small businesses throughout Ohio and protected over 12,000 jobs. The PPP process has driven significant loan and deposit growth during the quarter, and we are currently adjusting our focus to help customers qualify for forgiveness as permitted under the program. I am encouraged that approximately 47% of PPP applicants booked were to small businesses without a prior banking relationship demonstrating our ability to serve our communities and the need for local and responsive financial relationships.”

“For the second quarter, net interest income increased 4.4% reflecting the proactive adjustments we made to increase the yield on investment securities and reduce our cost of funds. In addition, we were able to offset the operational and financial challenges caused by the COVID-19 crisis and the low rate environment. Our book value increased 6.7% from the prior year period to a record of $22.09 per share, and noninterest income increased 15.1% to a quarterly record of $1.5 million. While the COVID-19 crisis continues to evolve, we remain dedicated to managing items under our control and maximizing shareholder value by profitably serving our Northeast and Central Ohio communities,” concluded Mr. Caldwell.

Income Statement

For the 2020 first half, net interest income increased 1.3% to $20.8 million, compared to $20.5 million for the same period last year. Year-to-date, the net interest margin was 3.56%, compared to 3.67% for the same period last year. Net interest income for the 2020 second quarter was $10.7 million, compared to $10.3 million for the 2019 second quarter. The 4.4% increase in net interest income for the 2020 second quarter was largely a result of a 29.6% reduction in interest expense. The net interest margin for the 2020 second quarter was 3.49%, compared to 3.65% for the same period of 2019.

For the 2020 first half, noninterest income was $2.6 million, compared to $2.4 million for the same period last year. Noninterest income for the 2020 second quarter was $1.5 million, compared to $1.3 million for the same period last year.

For the 2020 first half, noninterest expense decreased 0.3% to $14.9 million, compared to $15.0 million for the same period last year. Operating costs in the 2020 second quarter increased 2.8% to $7.7 million from $7.5 million for the 2019 second quarter.

Donald L. Stacy, Chief Financial Officer stated, “We continue to prudently increase our allowance for loan losses and took a $1.0 million provision in the quarter, in addition to the $2.7 million provision incurred during the first quarter. As a result, our allowance for loan losses to nonperforming loans was 104.2% at June 30, 2020, compared to 68.1% at June 30, 2019. We continue working on providing temporary relief to our customers and have modified 362 loans. We continue to believe our asset quality was strong heading into the crisis, and nonperforming assets are down 3.0% from the prior year period, while year-to-date charge-offs have declined 37.1%.”

“As benchmark rates have declined, we have quickly reduced our funding costs and our cost of funds have improved from 1.29% at June 30, 2019 to 0.83% at June 30, 2020. In addition, we continue to focus on proactively controlling expenses and second quarter noninterest expenses were up less than 3.0% and expenses are down slightly through the first six months of the year. We believe our focus on asset quality, liquidity, and profitability provides us with the flexibility to navigate the current economic challenges associated with the COVID-19 crisis, while providing local, dedicated and responsive financial services to our communities.”

Net income for the 2020 first half ended June 30, 2020, was $4.0 million, or $0.62 per diluted share, compared to $6.3 million, or $0.97 per diluted share for the same period last year. The decline in net income for the first half ended June 30, 2020 was primarily due to a $3.4 million increase in the year-to-date provision for loan losses as a result of the COVID-19 crisis. Net income for the 2020 second quarter ended June 30, 2020, was $3.0 million, or $0.46 per diluted share, compared to $3.3 million, or $0.50 per diluted share for the same period last year. The 2020 second quarter provision for loan losses increased $0.9 million, from the prior year period.

Balance Sheet

Total assets at June 30, 2020, increased 4.3% to approximately $1.34 billion from $1.29 billion at June 30, 2019. Net loans at June 30, 2020, were $1.10 billion, compared to $990.9 million at June 30, 2019, and $977.5 million at December 31, 2019. The 11.0% year-over-year improvement in net loans was primarily a result of PPP loans originated during the quarter.

Total deposits at June 30, 2020, were $1.16 billion, compared to $1.05 billion at June 30, 2019. The 10.2% increase in deposits was driven by PPP deposits and pandemic uncertainty. The investment portfolio, which is entirely classified as available for sale, was $112.5 million June 30, 2020, compared with $98.8 million at June 30, 2019.

Stockholders’ Equity and Dividends

At the end of the 2020 second quarter, shareholders’ equity increased 4.8% to $140.7 million compared to $134.3 million at June 30, 2019. On a per share basis, shareholders’ equity at June 30, 2020, was $22.09 compared to $20.70 at the same period last year.

Tangible stockholders’ equity(1) increased 5.8% to $123.7 million for the 2020 second quarter, compared to $117.0 million at June 30, 2019. On a per-share basis, tangible stockholders’ equity(1) was $19.42 at June 30, 2020, compared to $18.04 at June 30, 2019.

Through the first six months of 2020, the company declared cash dividends of $0.30 per share, compared to $0.28 per share for the same period last year.

At June 30, 2020, the company had an equity to assets leverage ratio of 10.47%, compared to 10.42% at June 30, 2019.

Asset Quality

The provision for loan losses for the 2020 second quarter was $1.0 million versus $110,000 for the same period last year. Most of the increased provision is the result of increases to the economic conditions qualitative factors. Nonperforming assets at June 30, 2020, were $10.5 million, compared to $10.8 million at June 30, 2019.

Net charge-offs for the 2020 second quarter were $34,000, or 0.01% of average loans, annualized, compared to $12,000, or 0.00% of average loans, annualized at June 30, 2019. Year-to-date net charge-offs were $298,000, or 0.06% of average loans, annualized compared to $474,000, or 0.10% of average loans, annualized for the same period last year. The allowance for loan losses at June 30, 2020, stood at $10.2 million, or 0.92% of total loans, compared to $7.3 million, or 0.73% of total loans at June 30, 2019.

COVID-19 Update

The following table provides information with respect to our commercial loans by type at June 30, 2020.

At Risk Loans at June 30, 2020
Loan Type	Number of Loans	Balance (in thousands)	% of Total Loans
Retail	270	$195,550	17.6%
Multifamily & Residential NOO	354	120,697	10.9%
Ambulatory Care, Nursing/Rehabilitation and Social Assistance	218	81,491	7.3%
Hospitality & tourism	58	44,923	4.0%
Restaurant/food service/bar	136	24,938	2.3%
Other	219	20,208	1.8%

Total	1,255	$487,807	43.9%

The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, was signed into law on March 27, 2020, and as a qualified SBA lender, we were automatically authorized to originate PPP loans.

As of June 30, 2020, we approved 1,343 applications for up to $142.7 million of loans under the PPP.

As of June 30, 2020, we modified 362 loans aggregating $214.8 million primarily consisting of the deferral of principal and interest payments and the extension of the maturity date.

Details with respect to actual loan modifications are as follows:

Deferrals at June 30, 2020
Loan Type	Number of Loans	Balance (in thousands)	% of Total Loans
Retail	58	$89,438	8.1%
Multifamily & Residential NOO	16	7,628	0.7%
Ambulatory Care, Nursing/Rehabilitation and Social Assistance	10	22,456	2.0%
Hospitality & tourism	23	35,700	3.2%
Restaurant/food service/bar	10	5,216	0.5%
Other	245	54,379	4.9%

Total	362	$214,817	19.4%

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.34 billion at June 30, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
ASSETS
Cash and due from banks	$55,741	$53,533	$35,113	$118,956	$133,372
Federal funds sold	2,520	1,800	—	1,069	2,010

Cash and cash equivalents	58,261	55,333	35,113	120,025	135,382
Equity securities, at fair value	581	550	710	628	660
Investment securities available for sale, at fair value	112,529	102,959	105,733	105,041	98,809
Loans held for sale	4,151	513	1,220	791	431
Loans:
Commercial real estate:
Owner occupied	110,134	113,272	102,386	106,839	109,944
Non-owner occupied	300,577	292,775	302,180	312,049	307,562
Multifamily	37,604	52,276	62,028	70,633	75,252
Residential real estate	227,427	233,900	234,798	236,280	232,168
Commercial and industrial	240,096	106,797	89,527	85,861	85,520
Home equity lines of credit	117,196	114,933	112,248	111,459	113,662
Construction and other	66,015	71,186	66,680	60,957	58,161
Consumer installment	11,210	12,861	14,411	15,204	15,963

Total loans	1,110,259	998,000	984,258	999,282	998,232
Less allowance for loan and lease losses	10,210	9,244	6,768	7,001	7,304

Net loans	1,100,049	988,756	977,490	992,281	990,928
Premises and equipment, net	18,962	17,653	17,874	17,182	16,788
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,890	1,973	2,056	2,141	2,227
Bank-owned life insurance	16,723	16,618	16,511	16,403	16,294
Accrued interest receivable and other assets	15,078	14,513	10,697	11,015	11,832

TOTAL ASSETS	$1,343,295	$1,213,939	$1,182,475	$1,280,578	$1,288,422

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
LIABILITIES
Deposits:
Noninterest-bearing demand	$270,738	$206,372	$191,370	$199,235	$198,817
Interest-bearing demand	136,722	125,184	107,844	107,033	94,266
Money market	168,842	156,556	160,826	155,419	152,885
Savings	218,545	175,468	192,003	182,005	194,505
Time	363,420	340,130	368,800	390,721	411,034

Total deposits	1,158,267	1,003,710	1,020,843	1,034,413	1,051,507

Short-term borrowings	20,417	60,000	5,075	92,000	85,000
Other borrowings	17,162	12,662	12,750	12,359	12,449
Accrued interest payable and other liabilities	6,779	4,880	6,032	5,893	5,206

TOTAL LIABILITIES	1,202,625	1,081,252	1,044,700	1,144,665	1,154,162

STOCKHOLDERS’ EQUITY *
Common stock, no par value; 10,000,000 shares authorized, 7,298,829 shares issued, 6,369,467 shares outstanding as of June 30, 2020	86,722	86,722	86,617	86,617	86,590
Retained earnings	67,125	65,140	65,063	62,886	60,517
Accumulated other comprehensive income (loss)	3,761	(2,237)	1,842	2,157	1,377
Treasury stock, at cost; 929,362 shares as of June 30, 2020	(16,938)	(16,938)	(15,747)	(15,747)	(14,224)

TOTAL STOCKHOLDERS’ EQUITY	140,670	132,687	137,775	135,913	134,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,343,295	$1,213,939	$1,182,475	$1,280,578	$1,288,422

*	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
Statements of Income	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,281	$12,078	$12,392	$12,804	$12,706	$24,359	$25,194
Interest-earning deposits in other institutions	7	94	124	193	169	101	356
Federal funds sold	—	21	22	24	25	21	32
Investment securities:
Taxable interest	206	157	197	206	214	363	393
Tax-exempt interest	634	629	661	613	553	1,263	1,118
Dividends on stock	27	30	40	45	53	57	111

Total interest and dividend income	13,155	13,009	13,436	13,885	13,720	26,164	27,204

INTEREST EXPENSE
Deposits	2,336	2,865	3,014	3,173	3,277	5,201	6,222
Short-term borrowings	32	35	34	42	79	67	292
Other borrowings	62	76	80	92	95	138	191

Total interest expense	2,430	2,976	3,128	3,307	3,451	5,406	6,705

NET INTEREST INCOME	10,725	10,033	10,308	10,578	10,269	20,758	20,499

Provision for loan losses	1,000	2,740	460	80	110	3,740	350

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,725	7,293	9,848	10,498	10,159	17,018	20,149

NONINTEREST INCOME
Service charges on deposit accounts	566	553	577	571	530	1,119	1,038
Investment securities gains on sale, net	—	—	—	4	190	—	190
Gain (loss) on equity securities	31	(160)	82	(32)	(14)	(129)	44
Earnings on bank-owned life insurance	105	107	108	109	109	212	214
Gains on sale of loans	381	114	148	128	98	495	157
Other income	412	460	390	325	386	872	788

Total noninterest income	1,495	1,074	1,305	1,105	1,299	2,569	2,431

NONINTEREST EXPENSE
Salaries and employee benefits	4,076	3,524	4,049	4,272	4,078	7,600	8,202
Occupancy expense	483	550	580	535	496	1,033	1,049
Equipment expense	307	273	270	244	291	580	526
Data processing costs	684	666	614	580	549	1,350	1,014
Ohio state franchise tax	281	268	262	262	261	549	520
Federal deposit insurance expense	74	123	—	—	100	197	230
Professional fees	369	349	448	401	403	718	834
Advertising expense	217	209	128	202	200	426	403
Software amortization expense	74	141	159	182	152	215	297
Core deposit intangible amortization	83	83	85	86	85	166	170
Other expense	1,041	1,066	783	909	867	2,107	1,737

Total noninterest expense	7,689	7,252	7,378	7,673	7,482	14,941	14,982

Income before income taxes	3,531	1,115	3,775	3,930	3,976	4,646	7,598
Income taxes	565	74	634	661	686	639	1,297

NET INCOME	$2,966	$1,041	$3,141	$3,269	$3,290	$4,007	$6,301

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Per common share data (5)
Net income per common share - basic	$0.47	$0.16	$0.48	$0.51	$0.51	$0.63	$0.97
Net income per common share - diluted	$0.46	$0.16	$0.48	$0.50	$0.50	$0.62	$0.97
Dividends declared per share	$0.15	$0.15	$0.15	$0.14	$0.14	$0.30	$0.28
Book value per share (period end)	$22.09	$20.83	$21.45	$21.16	$20.70	$22.09	$20.70
Tangible book value per share (period end) (2) (3)	$19.42	$18.16	$18.78	$18.48	$18.04	$19.42	$18.04
Dividends declared	$956	$964	$964	$900	$912	$1,920	$1,821
Dividend yield	2.91%	3.82%	2.28%	2.37%	2.74%	2.91%	2.75%
Dividend payout ratio	32.23%	92.60%	30.69%	27.53%	27.72%	47.92%	28.90%
Average shares outstanding - basic	6,369,467	6,417,109	6,423,543	6,458,258	6,502,508	6,393,288	6,500,406
Average shares outstanding - diluted	6,388,118	6,429,443	6,455,387	6,479,066	6,514,946	6,412,585	6,513,050
Period ending shares outstanding	6,369,467	6,369,467	6,423,630	6,423,130	6,485,170	6,369,467	6,485,170

Selected ratios
Return on average assets	0.90%	0.35%	1.04%	1.07%	1.09%	0.78%	1.05%
Return on average equity	8.56%	3.01%	8.87%	9.41%	9.79%	5.79%	9.58%
Return on average tangible common equity (2) (4)	9.76%	3.43%	10.11%	10.76%	11.23%	6.59%	11.02%
Efficiency (1)	61.29%	63.47%	61.75%	63.93%	63.03%	62.33%	63.66%
Equity to assets at period end	10.47%	10.93%	11.65%	10.61%	10.42%	10.47%	10.42%
Noninterest expense to average assets	0.58%	0.61%	0.61%	0.64%	0.62%	1.44%	1.24%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity
(5)	All share and per share information has been adjusted for the two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Six Months Ended
Yields	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Interest-earning assets:
Loans receivable (2)	4.53%	4.95%	4.97%	5.09%	5.09%	4.73%	5.08%
Investment securities (2)	3.76%	3.62%	3.94%	3.80%	3.70%	3.69%	3.71%
Interest-earning deposits with other banks	0.23%	1.40%	1.65%	2.31%	2.21%	0.72%	2.24%
Total interest-earning assets	4.27%	4.69%	4.75%	4.86%	4.86%	4.47%	4.85%
Deposits:
Interest-bearing demand deposits	0.35%	0.42%	0.41%	0.39%	0.36%	0.38%	0.33%
Money market deposits	0.93%	1.41%	1.41%	1.43%	1.40%	1.17%	1.50%
Savings deposits	0.21%	0.50%	0.62%	0.68%	0.69%	0.35%	0.75%
Certificates of deposit	2.00%	2.12%	2.18%	2.18%	2.35%	2.06%	2.27%
Total interest-bearing deposits	1.11%	1.39%	1.43%	1.48%	1.56%	1.25%	1.51%
Non-Deposit Funding:
Borrowings	0.53%	1.62%	2.52%	3.03%	2.70%	0.83%	2.57%
Total interest-bearing liabilities	1.07%	1.40%	1.46%	1.51%	1.59%	1.23%	1.56%
Cost of deposits	0.85%	1.13%	1.15%	1.20%	1.26%	0.98%	1.22%
Cost of funds	0.83%	1.14%	1.17%	1.23%	1.29%	0.98%	1.27%
Net interest margin (1)	3.49%	3.63%	3.66%	3.72%	3.65%	3.56%	3.67%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
(Dollar amounts in thousands)

Nonaccrual loans	$9,803	$8,405	$8,879	$10,053	$10,671
90 day past due and accruing	—	—	—	—	58

Nonperforming loans (1)	9,803	8,405	8,879	10,053	10,729
Other real estate owned	687	456	155	89	89

Nonperforming assets	$10,490	$8,861	$9,034	$10,142	$10,818

Allowance for loan losses	$10,210	$9,244	$6,768	$7,001	$7,304
Allowance for loan losses/total loans	0.92%	0.93%	0.69%	0.70%	0.73%
Net charge-offs:
Quarter-to-date	$34	$264	$693	$383	$12
Year-to-date	298	264	1,550	857	474
Net charge-offs to average loans, annualized:
Quarter-to-date	0.01%	0.11%	0.28%	0.15%	0.00%
Year-to-date	0.06%	0.11%	0.16%	0.11%	0.10%

Nonperforming loans/total loans	0.88%	0.84%	0.90%	1.01%	1.07%
Allowance for loan losses/nonperforming loans	104.15%	109.98%	76.22%	69.64%	68.08%
Nonperforming assets/total assets	0.78%	0.73%	0.76%	0.79%	0.84%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity *	For the Three Months Ended					For the Six Months Ended
(Dollar amounts in thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019

Stockholders’ Equity	$140,670	$132,687	$137,775	$135,913	$134,260	$140,670	$134,260
Less Goodwill and other intangibles	16,961	17,044	17,127	17,212	17,298	16,961	17,298

Tangible Common Equity	$123,709	$115,643	$120,648	$118,701	$116,962	$123,709	$116,962

Shares outstanding	6,369,467	6,369,467	6,423,630	6,423,130	6,485,170	6,369,467	6,485,170

Tangible book value per share	$19.42	$18.16	$18.78	$18.48	$18.04	$19.42	$18.04

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019

Average Stockholders’ Equity	$139,287	$139,208	$140,475	$137,843	$134,836	$139,287	$132,643
Less Average Goodwill and other intangibles	17,002	17,085	17,169	17,254	17,339	17,043	17,381

Average Tangible Common Equity	$122,285	$122,123	$123,306	$120,589	$117,497	$122,244	$115,262

Net income	$2,966	$1,041	$3,141	$3,269	$3,290	$4,007	$6,301

Return on average tangible common equity (annualized)	9.76%	3.43%	10.11%	10.76%	11.23%	6.59%	11.02%

*	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,092,095	$12,281	4.53%	$1,002,346	$12,706	5.09%
Investment securities (3)	107,765	840	3.76%	99,022	767	3.70%
Interest-earning deposits with other banks (4)	58,541	34	0.23%	44,747	247	2.21%

Total interest-earning assets	1,258,401	13,155	4.27%	1,146,115	13,720	4.86%

Noninterest-earning assets	62,976			61,267

Total assets	$1,321,377			$1,207,382

Interest-bearing liabilities:
Interest-bearing demand deposits	$129,917	$112	0.35%	$98,929	$88	0.36%
Money market deposits	164,434	381	0.93%	159,705	558	1.40%
Savings deposits	198,967	104	0.21%	195,451	336	0.69%
Certificates of deposit	350,298	1,739	2.00%	390,997	2,295	2.35%
Short-term borrowings	55,973	32	0.23%	13,354	79	2.37%
Other borrowings	15,615	62	1.60%	12,489	95	3.05%

Total interest-bearing liabilities	915,204	2,430	1.07%	870,925	3,451	1.59%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	262,575			198,234
Other liabilities	4,311			3,387
Stockholders’ equity	139,287			134,836

Total liabilities and stockholders’ equity	$1,321,377			$1,207,382

Net interest income		$10,725			$10,269

Interest rate spread (1)			3.20%			3.27%
Net interest margin (2)			3.49%			3.65%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.50%			131.60%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $190 and $168 for the three months ended June 30, 2020 and 2019, respectively.
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	June 30, 2020			March 31, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,092,095	$12,281	4.53%	$984,034	$12,078	4.95%
Investment securities (3)	107,765	840	3.76%	105,894	786	3.62%
Interest-earning deposits with other banks (4)	58,541	34	0.23%	41,717	145	1.40%

Total interest-earning assets	1,258,401	13,155	4.27%	1,131,645	13,009	4.69%

Noninterest-earning assets	62,976			65,003

Total assets	$1,321,377			$1,196,648

Interest-bearing liabilities:
Interest-bearing demand deposits	$129,917	$112	0.35%	$113,691	$119	0.42%
Money market deposits	164,434	381	0.93%	158,008	552	1.41%
Savings deposits	198,967	104	0.21%	183,137	226	0.50%
Certificates of deposit	350,298	1,739	2.00%	373,866	1,968	2.12%
Short-term borrowings	55,973	32	0.23%	14,808	35	0.95%
Other borrowings	15,615	62	1.60%	12,703	76	2.41%

Total interest-bearing liabilities	915,204	2,430	1.07%	856,213	2,976	1.40%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	262,575			195,411
Other liabilities	4,311			5,816
Stockholders’ equity	139,287			139,208

Total liabilities and stockholders’ equity	$1,321,377			$1,196,648

Net interest income		$10,725			$10,033

Interest rate spread (1)			3.20%			3.29%
Net interest margin (2)			3.49%			3.63%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.50%			132.17%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $190 and $189 for the three months ended June 30, 2020 and March 31, 2020, respectively.
(4)	Includes dividends received on restricted stock.

	For the Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,038,064	$24,359	4.73%	$1,001,344	$25,194	5.08%
Investment securities (3)	106,829	1,626	3.69%	98,253	1,511	3.71%
Interest-earning deposits with other banks (4)	50,129	179	0.72%	45,015	499	2.24%

Total interest-earning assets	1,195,022	26,164	4.47%	1,144,612	27,204	4.85%

Noninterest-earning assets	63,990			60,912

Total assets	$1,259,012			$1,205,524

Interest-bearing liabilities:
Interest-bearing demand deposits	$121,804	$229	0.38%	$96,594	$160	0.33%
Money market deposits	161,221	934	1.17%	176,970	1,313	1.50%
Savings deposits	191,052	331	0.35%	201,650	753	0.75%
Certificates of deposit	362,082	3,707	2.06%	355,620	3,996	2.27%
Short-term borrowings	35,390	67	0.38%	24,372	292	2.42%
Other borrowings	14,159	138	1.96%	13,473	191	2.86%

Total interest-bearing liabilities	885,708	5,406	1.23%	868,679	6,705	1.56%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	228,993			199,332
Other liabilities	5,024			4,870
Stockholders’ equity	139,287			132,643

Total liabilities and stockholders’ equity	$1,259,012			$1,205,524

Net interest income		$20,758			$20,499

Interest rate spread (1)			3.24%			3.29%
Net interest margin (2)			3.56%			3.67%
Ratio of average interest-earning assets to average interest-bearing liabilities			134.92%			131.76%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $379 and $338 for the six months ended June 30, 2020 and 2019, respectively.
(4)	Includes dividends received on restricted stock.